UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2013

SNYDER’S-LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	0-398 (Commission File Number)	56-0292920 (IRS Employer Identification No.)

13024 Ballantyne Corporate Place, Ste 900, Charlotte, NC (Address of Principal Executive Offices)	28277 (Zip Code)

Registrant's telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

On August 23, 2013, Snyder’s-Lance, Inc. (the “Company”) and Michael A. Warehime and Patricia A. Warehime (the “Warehimes”) entered into Amendment No. 4 to Standstill Agreement (the “Amendment”), to amend the previously announced Standstill Agreement entered into by the parties on July 21, 2010, as amended by Amendment No. 1 to Standstill Agreement, Amendment No. 2 to Standstill Agreement and Amendment No. 3 to Standstill Agreement, effective as of September 30, 2010, September 20, 2011 and December 19, 2011, respectively (as amended, the “Standstill Agreement”). The Standstill Agreement was entered into in connection with the merger of equals between Lance, Inc. and Snyder’s of Hanover, Inc. and provides for, among other things, certain restrictions and limitations on acquisitions and transfers of common stock of the Company by the Warehimes through December 6, 2013. The Amendment, as approved by the disinterested members of the Board of Directors of the Company, was entered into to increase to 4,000,000 shares, the number of shares that the Warehimes are permitted to transfer to Grantor Retained Annuity Trusts (“GRATs”) established for the benefit of Michael A. Warehime and his daughters for estate planning purposes. The Amendment does not change any of the other provisions of the Standstill Agreement related to restrictions on the Warehimes’ ability to transfer common stock of the Company.

The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of the form of Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 9.01.         Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Amendment No. 4 to Standstill Agreement, dated as of August 23, 2013, by and among Snyder’s-Lance, Inc., Michael A. Warehime and Patricia A. Warehime.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER'S-LANCE, INC.
(Registrant)

Date: August 23, 2013	By:	/s/ A. Zachary Smith III
A. Zachary Smith III
Chief General Counsel and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
August 23, 2013	0-398

SNYDER’S-LANCE, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Amendment No. 4 to Standstill Agreement, dated as of August 23, 2013, by and among Snyder’s-Lance, Inc., Michael A. Warehime and Patricia A. Warehime.